Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-264590) pertaining to the pertaining to the Hillevax, Inc. 2021 Equity Incentive Plan, Hillevax, Inc. 2022 Incentive Award Plan, and Hillevax, Inc. 2022 Employee Stock Purchase Plan of our report dated March 17, 2023, with respect to the consolidated financial statements of Hillevax, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Diego, California

March 17, 2023